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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report and all references to our firm included in or made part of this registration statement.

                                          /s/ Arthur Andersen LLP
                                          Arthur Andersen LLP

Philadelphia, Pa.,

September 19, 1996